1Q24	FINANCIALRESULTS

BNY Mellon Reports First Quarter 2024
Earnings Per Common Share of $1.25, or $1.29 as Adjusted (a)

NEW YORK, April 16, 2024 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today has reported financial results for the first quarter of 2024.

CEO COMMENTARY

BNY Mellon is off to an encouraging start for the year, with a solid financial performance, and all our businesses building on their momentum from last year.

In the first quarter, we delivered double-digit EPS growth as well as pre-tax margin and ROTCE expansion on the back of positive operating leverage.

Total revenue of $4.5 billion was up 3% year-over-year, as 8% growth in investment services fees led by strength in Asset Servicing, Issuer Services and Clearance and Collateral Management more than offset revenue headwinds from muted volatility in foreign exchange markets and lower net interest income. We are starting to see our growth initiatives deliver results. Running our company better, inclusive of our focus on platforms, is enabling us to improve profitability and invest in our future.

Our performance this quarter provides a glimpse of BNY Mellon’s potential to deliver more for our clients. While we are pleased to see early signs of progress, we remain focused on the significant work ahead of us.

– Robin Vince, President and Chief Executive Officer

KEY FINANCIAL INFORMATION

(in millions, except per share amounts and unless otherwise noted)		1Q24 vs.
	1Q24	4Q23	1Q23
Selected income statement data:

Total fee revenue	$3,305	3%	5%
Investment and other revenue	182	N/M	N/M
Net interest income	1,040	(6)	(8)
Total revenue	$4,527	4%	3%
Provision for credit losses	27	N/M	N/M
Noninterest expense	$3,176	(21)%	2%
Net income applicable to common shareholders	953	488%	5%
Diluted EPS	$1.25	495%	11%

Selected metrics:

AUC/A (in trillions)	$48.8	2%	5%
AUM (in trillions)	$2.0	2%	6%

Financial ratios:	1Q24	4Q23	1Q23

Pre-tax operating margin	29%	6%	29%
ROE	10.7%	1.8%	10.4%
ROTCE (a)	20.7%	3.6%	20.5%

Capital ratios:

Tier 1 leverage ratio	5.9%	6.0%	5.8%
CET1 ratio	10.8%	11.5%	10.9%

HIGHLIGHTS

Results
•Total revenue of $4.5 billion, increased 3%
•Noninterest expense of $3.2 billion, increased 2%; or 1% excluding notable items (a)
•Diluted EPS of $1.25, increased 11%; or 14% excluding notable items (a)

Profitability
•Pre-tax operating margin of 29%; or 30% excluding notable items (a)
•ROTCE of 20.7% (a); or 21.3% excluding notable items (a)

Balance sheet
•Average deposits of $279 billion, increased 2% year-over-year and 2% sequentially
•Tier 1 leverage ratio of 5.9%, increased 8 bps year-over-year and decreased 7 bps sequentially

Capital distribution
•Returned $1.3 billion of capital to common shareholders
•$324 million of dividends
•$988 million of share repurchases
•Total payout ratio of 138% year-to-date
•Board of Directors authorized a new common share repurchase program of $6 billion

$1.25 EPS	$1.29 (a) Adj. EPS	29% Pre-tax margin	30% (a) Adj. Pre-tax margin	10.7% ROE	21.3% (a) Adj. ROTCE

(a) For information on the Non-GAAP measures, see “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9.
Note: Above comparisons are 1Q24 vs. 1Q23, unless otherwise noted. Prior period results have been restated to reflect the adoption of new accounting guidance for our investments in renewable energy projects, effective Jan. 1, 2024. Refer to Form 8-K dated March 26, 2024 for further information.
Investor Relations: Marius Merz (212) 298-1480	Media Relations: Garrett Marquis (949) 683-1503

BNY Mellon 1Q24 Financial Results
CONSOLIDATED FINANCIAL HIGHLIGHTS

(in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)				1Q24 vs.
	1Q24	4Q23	1Q23	4Q23		1Q23
Fee revenue	$3,305	$3,214	$3,156	3%		5%
Investment and other revenue	182	43	131	N/M		N/M
Total fee and other revenue	3,487	3,257	3,287	7		6
Net interest income	1,040	1,101	1,128	(6)		(8)
Total revenue	4,527	4,358	4,415	4		3
Provision for credit losses	27	84	27	N/M		N/M
Noninterest expense	3,176	3,995	3,100	(21)		2
Income before taxes	1,324	279	1,288	375		3
Provision for income taxes	297	73	306	307		(3)
Net income	$1,027	$206	$982	399%		5%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$953	$162	$911	488%		5%
Operating leverage (a)				2,438	bps	9	bps
Diluted earnings per common share	$1.25	$0.21	$1.13	495%		11%
Average common shares and equivalents outstanding - diluted (in thousands)	762,268	772,102	807,718
Pre-tax operating margin	29%	6%	29%
Metrics:
Average loans	$65,844	$65,677	$63,261	—%		4%
Average deposits	278,846	273,075	274,000	2		2
AUC/A at period end (in trillions) (current period is preliminary)	48.8	47.8	46.6	2		5
AUM (in trillions) (current period is preliminary)	2.02	1.97	1.91	2		6
Non-GAAP measures, excluding notable items: (b)
Adjusted total revenue	$4,527	$4,508	$4,416	—%		3%
Adjusted noninterest expense	$3,138	$3,116	$3,094	1%		1%
Adjusted operating leverage (a)				(29)	bps	109	bps
Adjusted diluted earnings per common share	$1.29	$1.29	$1.13	—%		14%
Adjusted pre-tax operating margin	30%	29%	29%
(a)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
(b)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for additional information.
bps – basis points.

KEY DRIVERS (comparisons are 1Q24 vs. 1Q23, unless otherwise noted)
•Total revenue increased 3%, primarily reflecting:
•Fee revenue increased 5%, primarily reflecting higher market values and higher client activity, partially offset by lower foreign exchange volatility, the mix of AUM flows and lower performance fees.
•Investment and other revenue increased primarily reflecting higher investment, other trading and seed capital results.
•Net interest income decreased 8%, primarily reflecting changes in balance sheet mix, partially offset by higher interest rates.
•Provision for credit losses was $27 million, primarily driven by reserve increases related to commercial real estate exposure.
•Noninterest expense increased 2%, primarily reflecting higher investments, severance expense and employee merit increases, partially offset by efficiency savings. Excluding notable items (a), noninterest expense increased 1%.
•Effective tax rate of 22.4%.

Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)
•AUC/A increased 5%, primarily reflecting higher market values, partially offset by lower collateral management balances.
•AUM increased 6%, primarily reflecting higher market values.

Capital and liquidity
•$324 million of dividends to common shareholders (b); $988 million of common share repurchases.
•Return on common equity (“ROE”) – 10.7%; Adjusted ROE – 11.0% (a).
•Return on tangible common equity (“ROTCE”) – 20.7% (a); Adjusted ROTCE - 21.3% (a).
•Common Equity Tier 1 (“CET1”) ratio – 10.8%.
•Tier 1 leverage ratio – 5.9%.
•Average liquidity coverage ratio (“LCR”) – 117%; Average net stable funding ratio (“NSFR”) – 136%.
•Total Loss Absorbing Capacity (“TLAC”) ratios exceed minimum requirements.

(a)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for additional information.
(b)    Including dividend-equivalents on share-based awards.
Note: Throughout this document, sequential growth rates are unannualized.

2

BNY Mellon 1Q24 Financial Results
SECURITIES SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				1Q24 vs.
	1Q24	4Q23	1Q23	4Q23	1Q23
Investment services fees:
Asset Servicing	$1,013	$975	$941	4%	8%
Issuer Services	261	285	236	(8)	11
Total investment services fees	1,274	1,260	1,177	1	8
Foreign exchange revenue	124	118	139	5	(11)
Other fees (a)	59	54	55	9	7
Total fee revenue	1,457	1,432	1,371	2	6
Investment and other revenue	99	112	72	N/M	N/M
Total fee and other revenue	1,556	1,544	1,443	1	8
Net interest income	583	635	666	(8)	(12)
Total revenue	2,139	2,179	2,109	(2)	1
Provision for credit losses	11	64	—	N/M	N/M
Noninterest expense	1,537	1,653	1,540	(7)	—
Income before taxes	$591	$462	$569	28%	4%

Total revenue by line of business:
Asset Servicing	$1,668	$1,675	$1,657	—%	1%
Issuer Services	471	504	452	(7)	4
Total revenue by line of business	$2,139	$2,179	$2,109	(2)%	1%

Pre-tax operating margin	28%	21%	27%

Securities lending revenue (b)	$46	$48	$48	(4)%	(4)%

Metrics:
Average loans	$11,204	$11,366	$10,939	(1)%	2%
Average deposits	$174,687	$171,086	$167,209	2%	4%

AUC/A at period end (in trillions) (current period is preliminary) (c)	$35.4	$34.2	$32.6	4%	9%
Market value of securities on loan at period end (in billions) (d)	$486	$450	$441	8%	10%
(a)    Other fees primarily include financing-related fees.
(b)    Included in investment services fees reported in the Asset Servicing line of business.
(c)    Consists of AUC/A primarily from the Asset Servicing line of business and, to a lesser extent, the Issuer Services line of business. Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.7 trillion at March 31, 2024 and Dec. 31, 2023 and $1.5 trillion at March 31, 2023.
(d)    Represents the total amount of securities on loan in our agency securities lending program. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $64 billion at March 31, 2024, $63 billion at Dec. 31, 2023 and $69 billion at March 31, 2023.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Asset Servicing – The year-over-year increase primarily reflects higher market values, net new business and higher client activity, partially offset by lower net interest income and foreign exchange revenue. Total revenue was flat sequentially, primarily reflecting higher market values, client activity and foreign exchange revenue, offset by lower net interest income and a 4Q23 strategic equity investment gain.
•Issuer Services – The year-over-year increase primarily reflects higher Depositary Receipts revenue, partially offset by lower net interest income. The sequential decrease primarily reflects lower Depositary Receipts revenue and net interest income.
•Noninterest expense was flat year-over-year, reflecting higher investments and employee merit increases, offset by efficiency savings. The sequential decrease primarily reflects efficiency savings, lower severance expense and lower revenue-related expenses.

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Note: Prior period segment results have been revised to reflect the realignment of similar products and services within our lines of business. Refer to Form 8-K dated March 26, 2024 for further information on these revisions.

3

BNY Mellon 1Q24 Financial Results
MARKET AND WEALTH SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				1Q24 vs.
	1Q24	4Q23	1Q23	4Q23	1Q23
Investment services fees:
Pershing	$482	$472	$469	2%	3%
Treasury Services	184	179	175	3	5
Clearance and Collateral Management	329	322	290	2	13
Total investment services fees	995	973	934	2	7
Foreign exchange revenue	24	21	18	14	33
Other fees (a)	58	50	51	16	14
Total fee revenue	1,077	1,044	1,003	3	7
Investment and other revenue	17	16	15	N/M	N/M
Total fee and other revenue	1,094	1,060	1,018	3	7
Net interest income	423	436	453	(3)	(7)
Total revenue	1,517	1,496	1,471	1	3
Provision for credit losses	5	28	—	N/M	N/M
Noninterest expense	834	837	782	—	7
Income before taxes	$678	$631	$689	7%	(2)%

Total revenue by line of business:
Pershing	$670	$669	$649	—%	3%
Treasury Services	416	408	419	2	(1)
Clearance and Collateral Management	431	419	403	3	7
Total revenue by line of business	$1,517	$1,496	$1,471	1%	3%

Pre-tax operating margin	45%	42%	47%

Metrics:
Average loans	$39,271	$39,200	$36,854	—%	7%
Average deposits	$89,539	$87,695	$86,040	2%	4%

AUC/A at period end (in trillions) (current period is preliminary) (b)	$13.1	$13.3	$13.7	(2)%	(4)%
(a)    Other fees primarily include financing-related fees.
(b)    Consists of AUC/A from the Clearance and Collateral Management and Pershing lines of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Pershing – The year-over-year increase primarily reflects higher market values and client activity, partially offset by lost business in the prior year. Total revenue was flat sequentially, reflecting higher client activity and market values, offset by lower net interest income and lost business in the prior year.
•Treasury Services – The year-over-year decrease primarily reflects lower net interest income, partially offset by net new business. The sequential increase primarily reflects higher client activity.
•Clearance and Collateral Management – The year-over-year increase primarily reflects higher collateral management fees and clearance volumes, partially offset by lower net interest income. The sequential increase primarily reflects higher collateral management fees and clearance volumes.
•Noninterest expense increased year-over-year, primarily reflecting higher investments and revenue-related expense, and employee merit increases, partially offset by efficiency savings.

__________________
Note: Prior period segment results have been revised to reflect the realignment of similar products and services within our lines of business. Refer to Form 8-K dated March 26, 2024 for further information on these revisions.

4

BNY Mellon 1Q24 Financial Results
INVESTMENT AND WEALTH MANAGEMENT BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)						1Q24 vs.
	1Q24		4Q23		1Q23	4Q23		1Q23
Investment management fees	$768		$725		$755	6%		2%
Performance fees	10		19		22	N/M		N/M
Investment management and performance fees	778		744		777	5		—
Distribution and servicing fees	70		66		55	6		27
Other fees (a)	(60)		(55)		(53)	N/M		N/M
Total fee revenue	788		755		779	4		1
Investment and other revenue (b)	17		(121)		6	N/M		N/M
Total fee and other revenue (b)	805		634		785	27		3
Net interest income	41		45		45	(9)		(9)
Total revenue	846		679		830	25		2
Provision for credit losses	(1)		(2)		—	N/M		N/M
Noninterest expense	740		685		737	8		—
Income (loss) before taxes	$107		$(4)		$93	N/M	(c)	15%

Total revenue by line of business:
Investment Management	$576		$415		$564	39%		2%
Wealth Management	270		264		266	2		2
Total revenue by line of business	$846		$679		$830	25%		2%

Pre-tax operating margin	13%		(1)%		11%
Adjusted pre-tax operating margin – Non-GAAP (d)	14%		(1)%	(e)	13%

Metrics:
Average loans	$13,553		$13,405		$13,960	1%		(3)%
Average deposits	$11,364		$12,039		$16,144	(6)%		(30)%

AUM (in billions) (current period is preliminary) (f)	$2,015		$1,974		$1,908	2%		6%
Wealth Management client assets (in billions) (current period is preliminary) (g)	$309	(h)	$312		$279	(1)%		11%
(a)    Other fees primarily include investment services fees.
(b)    Investment and other revenue and total fee and other revenue are net of income (loss) attributable to noncontrolling interests related to consolidated investment management funds.
(c)    Excluding notable items, income before taxes decreased 27% (Non-GAAP) compared with 4Q23. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on these Non-GAAP measures.
(d)    Net of distribution and servicing expense. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.
(e)    Excluding notable items and net of distribution and servicing expense, the adjusted pre-tax operating margin was 21% (Non-GAAP) for 4Q23. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.
(f)    Excludes assets managed outside of the Investment and Wealth Management business segment.
(g)    Includes AUM and AUC/A in the Wealth Management line of business.
(h)    The realignment of similar products and services within our lines of business reduced client assets attributed to the Wealth Management business. Refer to Form 8-K dated March 26, 2024 for further information.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Investment Management – The year-over-year increase primarily reflects higher market values, partially offset by the mix of AUM flows and lower performance fees. The sequential increase primarily reflects the 4Q23 reduction in the fair value of a contingent consideration receivable and higher market values, partially offset by the timing of performance fees.
•Wealth Management – The year-over-year increase primarily reflects higher market values, partially offset by changes in product mix and lower net interest income. The sequential increase primarily reflects higher market values, partially offset by lower net interest income.
•Noninterest expense was flat year-over-year, reflecting higher investments and employee merit increases, offset by efficiency savings. The sequential increase primarily reflects higher revenue-related expense.
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Note: Prior period segment results have been revised to reflect the realignment of similar products and services within our lines of business. Refer to Form 8-K dated March 26, 2024 for further information on these revisions.

5

BNY Mellon 1Q24 Financial Results
OTHER SEGMENT

The Other segment primarily includes the leasing portfolio, corporate treasury activities, including our securities portfolio, derivatives and other trading activity, renewable energy and other corporate investments, certain business exits and other corporate revenue and expense items.

(in millions)	1Q24	4Q23	1Q23
Fee revenue	$(17)	$(17)	$3
Investment and other revenue	47	38	38
Total fee and other revenue	30	21	41
Net interest (expense)	(7)	(15)	(36)
Total revenue	23	6	5
Provision for credit losses	12	(6)	27
Noninterest expense	65	820	41
Income (loss) before taxes	$(54)	$(808)	$(63)

KEY DRIVERS

•Total revenue includes corporate treasury and other investment activity, including hedging activity which has an offsetting impact between fee and other revenue and net interest expense. Total revenue increased year-over-year primarily reflecting a 1Q23 strategic equity investment loss. Total revenue increased sequentially primarily reflecting net securities losses in 4Q23, partially offset by 4Q23 strategic equity investment gains.

•Noninterest expense increased year-over-year primarily driven by higher severance expense. The sequential decrease in noninterest expense primarily reflects the 4Q23 FDIC special assessment and lower severance expense and litigation reserves.

6

BNY Mellon 1Q24 Financial Results
CAPITAL AND LIQUIDITY

Capital and liquidity ratios	March 31, 2024	Dec. 31, 2023
Consolidated regulatory capital ratios: (a)
CET1 ratio	10.8%	11.5%
Tier 1 capital ratio	13.4	14.2
Total capital ratio	14.3	14.9
Tier 1 leverage ratio (a)	5.9	6.0
Supplementary leverage ratio (a)	7.0	7.3
BNY Mellon shareholders’ equity to total assets ratio	9.3%	9.9%
BNY Mellon common shareholders’ equity to total assets ratio	8.3%	8.9%

Average LCR (a)	117%	117%
Average NSFR (a)	136%	135%

Book value per common share	$48.44	$47.97
Tangible book value per common share – Non-GAAP (b)	$25.44	$25.25
Common shares outstanding (in thousands)	747,816	759,344
(a)    Regulatory capital and liquidity ratios for March 31, 2024 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for March 31, 2024, was the Standardized Approach, and for Dec. 31, 2023 was the Advanced Approaches.
(b)    Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.

•CET1 capital totaled $18.4 billion and Tier 1 capital totaled $22.7 billion at March 31, 2024, both decreasing compared with Dec. 31, 2023, primarily reflecting capital returned through common stock repurchases and dividends, partially offset by capital generated through earnings. The CET1 ratio decreased compared with Dec. 31, 2023 reflecting higher period-end risk-weighted assets and the reduction in capital. The Tier 1 leverage ratio decreased compared with Dec. 31, 2023 reflecting the reduction in capital and higher average assets.

NET INTEREST INCOME

Net interest income				1Q24 vs.
(dollars in millions; not meaningful - N/M)	1Q24	4Q23	1Q23	4Q23	1Q23
Net interest income	$1,040	$1,101	$1,128	(6)%	(8)%
Add: Tax equivalent adjustment	—	1	—	N/M	N/M
Net interest income, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$1,040	$1,102	$1,128	(6)%	(8)%

Net interest margin	1.19%	1.26%	1.29%	(7) bps	(10)	bps
Net interest margin (FTE) – Non-GAAP (a)	1.19%	1.26%	1.29%	(7) bps	(10)	bps
(a)    Net interest income (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.
bps – basis points.

•Net interest income decreased year-over-year primarily reflecting changes in balance sheet mix, partially offset by higher interest rates.

•The sequential decrease in net interest income primarily reflects changes in balance sheet mix.

7

BNY Mellon 1Q24 Financial Results
THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended
	March 31, 2024	Dec. 31, 2023	March 31, 2023
Fee and other revenue
Investment services fees	$2,278	$2,242	$2,119
Investment management and performance fees	776	743	776
Foreign exchange revenue	152	143	176
Financing-related fees	57	45	52
Distribution and servicing fees	42	41	33
Total fee revenue	3,305	3,214	3,156
Investment and other revenue	182	43	131
Total fee and other revenue	3,487	3,257	3,287
Net interest income
Interest income	6,096	5,963	3,942
Interest expense	5,056	4,862	2,814
Net interest income	1,040	1,101	1,128
Total revenue	4,527	4,358	4,415
Provision for credit losses	27	84	27
Noninterest expense
Staff	1,857	1,831	1,791
Software and equipment	475	486	429
Professional, legal and other purchased services	349	406	375
Net occupancy	124	162	119
Sub-custodian and clearing	119	117	118
Distribution and servicing	96	88	85
Business development	36	61	39
Bank assessment charges	17	670	40
Amortization of intangible assets	12	14	14
Other	91	160	90
Total noninterest expense	3,176	3,995	3,100
Income
Income before taxes	1,324	279	1,288
Provision for income taxes	297	73	306
Net income	1,027	206	982
Net (income) loss attributable to noncontrolling interests related to consolidated investment management funds	(2)	2	—
Net income applicable to shareholders of The Bank of New York Mellon Corporation	1,025	208	982
Preferred stock dividends	(72)	(46)	(71)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$953	$162	$911

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended
	March 31, 2024	Dec. 31, 2023	March 31, 2023
(in dollars)
Basic	$1.26	$0.21	$1.13
Diluted	$1.25	$0.21	$1.13

8

BNY Mellon 1Q24 Financial Results
EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis as a supplement to GAAP information, which exclude goodwill and intangible assets, net of deferred tax liabilities. We believe that the return on tangible common equity – Non-GAAP is additional useful information for investors because it presents a measure of those assets that can generate income, and the tangible book value per common share – Non-GAAP is additional useful information because it presents the level of tangible assets in relation to shares of common stock outstanding.

Net interest income, on a fully taxable equivalent (“FTE”) basis – Non-GAAP and net interest margin (FTE) – Non-GAAP and other FTE measures include the tax equivalent adjustments on tax-exempt income which allows for the comparison of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

BNY Mellon has included the adjusted pre-tax operating margin – Non-GAAP, which is the pre-tax operating margin for the Investment and Wealth Management business segment, net of distribution and servicing expense that was passed to third parties who distribute or service our managed funds. We believe that this measure is useful when evaluating the performance of the Investment and Wealth Management business segment relative to industry competitors.

See “Explanation of GAAP and Non-GAAP Financial Measures” in the Financial Supplement available at www.bnymellon.com for additional reconciliations of Non-GAAP measures.

BNY Mellon has also included revenue measures excluding notable items, including the reduction in the fair value of a contingent consideration receivable related to a prior year divestiture and disposal losses. Expense measures, excluding notable items, including FDIC special assessment, severance expense and litigation reserves, are also presented. Litigation reserves represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Net income applicable to common shareholders of The Bank of New York Mellon Corporation, diluted earnings per share, operating leverage, return on common equity, return on tangible common equity and pre-tax operating margin, excluding the notable items mentioned above, are also provided. These measures are provided to permit investors to view the financial measures on a basis consistent with how management views the businesses.

9

BNY Mellon 1Q24 Financial Results

Reconciliation of Non-GAAP measures, excluding notable items					1Q24 vs.
(dollars in millions, except per share amounts)	1Q24	4Q23	1Q23		4Q23		1Q23
Total revenue – GAAP	$4,527	$4,358	$4,415		4%		3%
Less: Reduction in the fair value of a contingent consideration receivable related to a prior year divestiture (a)	—	(144)	—
Disposal (losses) (a)	—	(6)	(1)
Adjusted total revenue – Non-GAAP	$4,527	$4,508	$4,416		—%		3%

Noninterest expense – GAAP	$3,176	$3,995	$3,100		(21)%		2%
Less: Severance (b)	36	200	—
Litigation reserves (b)	2	47	6
FDIC special assessment (b)	—	632	—
Adjusted noninterest expense – Non-GAAP	$3,138	$3,116	$3,094		1%		1%

Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$953	$162	$911		488%		5%
Less: Reduction in the fair value of a contingent consideration receivable related to a prior year divestiture (a)	—	(144)	—
Disposal (losses) (a)	—	(5)	—
Severance (b)	(27)	(153)	—
Litigation reserves (b)	(2)	(47)	(4)
FDIC special assessment (b)	—	(482)	—
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation – Non-GAAP	$982	$993	$915		(1)%		7%

Diluted earnings per common share – GAAP	$1.25	$0.21	$1.13		495%		11%
Less: Reduction in the fair value of a contingent consideration receivable related to a prior year divestiture (a)	—	(0.19)	—
Disposal (losses) (a)	—	(0.01)	—
Severance (b)	(0.04)	(0.20)	—
Litigation reserves (b)	—	(0.06)	(0.01)
FDIC special assessment (b)	—	(0.62)	—
Total diluted earnings per common share impact of notable items	(0.04)	(1.08)	(0.01)
Adjusted diluted earnings per common share – Non-GAAP	$1.29	$1.29	$1.13	(c)	—%		14%
Operating leverage – GAAP (d)					2,438	bps	9	bps
Adjusted operating leverage – Non-GAAP (d)					(29)	bps	109	bps
(a)    Reflected in Investment and other revenue.
(b)    Severance is reflected in Staff expense, Litigation reserves in Other expense, and FDIC special assessment in Bank assessment charges, respectively.
(c)    Does not foot due to rounding.
(d)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
bps - basis points.

Pre-tax operating margin reconciliation
(dollars in millions)	1Q24	4Q23	1Q23
Income before taxes – GAAP	$1,324	$279	$1,288
Impact of notable items (a)	(38)	(1,029)	(7)
Adjusted income before taxes, excluding notable items – Non-GAAP	$1,362	$1,308	$1,295

Total revenue – GAAP	$4,527	$4,358	$4,415
Impact of notable items (a)	—	(150)	(1)
Adjusted total revenue, excluding notable items – Non-GAAP	$4,527	$4,508	$4,416

Pre-tax operating margin – GAAP (b)	29%	6%	29%
Adjusted pre-tax operating margin – Non-GAAP (b)	30%	29%	29%
(a)    See above for details of notable items and line items impacted.
(b)    Income before taxes divided by total revenue.

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BNY Mellon 1Q24 Financial Results

Return on common equity and return on tangible common equity reconciliation
(dollars in millions)	1Q24	4Q23	1Q23
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$953	$162	$911
Add: Amortization of intangible assets	12	14	14
Less: Tax impact of amortization of intangible assets	3	4	3
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets – Non-GAAP	$962	$172	$922
Impact of notable items (a)	(29)	(831)	(4)
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets and notable items – Non-GAAP	$991	$1,003	$926

Average common shareholders’ equity	$35,905	$36,050	$35,483
Less: Average goodwill	16,238	16,199	16,160
Average intangible assets	2,848	2,858	2,899
Add: Deferred tax liability – tax deductible goodwill	1,209	1,205	1,187
Deferred tax liability – intangible assets	655	657	660
Average tangible common shareholders’ equity – Non-GAAP	$18,683	$18,855	$18,271

Return on common equity – GAAP (b)	10.7%	1.8%	10.4%
Adjusted return on common equity – Non-GAAP (b)	11.0%	10.9%	10.5%

Return on tangible common equity – Non-GAAP (b)	20.7%	3.6%	20.5%
Adjusted return on tangible common equity – Non-GAAP (b)	21.3%	21.1%	20.6%
(a)    See page 10 for details of notable items and line items impacted.
(b)    Returns are annualized.

Reconciliation of Non-GAAP measures, excluding notable items - Investment and Wealth Management			1Q24 vs.
(dollars in millions)	1Q24	4Q23	4Q23
Income (loss) before taxes – GAAP	$107	$(4)	N/M
Impact of notable items (a)	(4)	(156)
Adjusted income before taxes – Non-GAAP	$111	$152	(27)%

Total revenue – GAAP	$846	$679	25%
Impact of notable items (a)	—	(144)
Adjusted total revenue – Non-GAAP	$846	$823	3%
Less: Distribution and servicing expense		89
Adjusted total revenue, net of distribution and servicing expense – Non-GAAP		$734

Pre-tax operating margin – GAAP (b)		(1)%
Adjusted pre-tax operating margin, net of distribution and servicing expense – Non-GAAP (b)		(1)%
Adjusted pre-tax operating margin, net of distribution and servicing expense and excluding notable items – Non-GAAP (b)		21%
(a)    See page 10 for details of notable items and line items impacted. Notable items in 1Q24 include severance expense. Notable items in 4Q23 include the reduction in the fair value of a contingent consideration receivable related to a prior year divestiture (reflected in investment and other revenue) and severance expense.
(b)    Income before taxes divided by total revenue.

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BNY Mellon 1Q24 Financial Results
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

A number of statements in this Earnings Release and in our Financial Supplement may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our strategic priorities, financial performance and financial targets. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as we complete our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024. Forward-looking statements are not guarantees of future results or occurrences, are inherently uncertain and are based upon current beliefs and expectations of future events, many of which are, by their nature, difficult to predict, outside of our control and subject to change.

By identifying these statements for you in this manner, we are alerting you to the possibility that our actual results may differ, possibly materially, from the anticipated results expressed or implied in these forward-looking statements as a result of a number of important factors, including the risk factors and other uncertainties set forth in our Annual Report on Form 10-K for the year ended Dec. 31, 2023 and our other filings with the Securities and Exchange Commission.

You should not place undue reliance on any forward-looking statement. All forward-looking statements speak only as of the date on which they were made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.

ABOUT BNY MELLON

BNY Mellon is a global financial services company that helps make money work for the world – managing it, moving it and keeping it safe. For 240 years we have partnered alongside our clients, putting our expertise and platforms to work to help them achieve their ambitions. Today we help over 90% of Fortune 100 companies and nearly all the top 100 banks globally access the money they need. We support governments in funding local projects and work with over 90% of the top 100 pension plans to safeguard investments for millions of individuals, and so much more. As of March 31, 2024, we oversee $48.8 trillion in assets under custody and/or administration and $2.0 trillion in assets under management.

BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). We are headquartered in New York City, employ over 50,000 people globally and have been named among Fortune’s World’s Most Admired Companies and Fast Company’s Best Workplaces for Innovators. Additional information is available on www.bnymellon.com. Follow us on LinkedIn or visit our Newsroom for the latest company news.

CONFERENCE CALL INFORMATION

Robin Vince, President and Chief Executive Officer, and Dermot McDonogh, Chief Financial Officer, will host a conference call and simultaneous live audio webcast at 11:00 a.m. ET on April 16, 2024. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (800) 390-5696 (U.S.) or (720) 452-9082 (International), and using the passcode: 200200, or by logging onto www.bnymellon.com/investorrelations. Earnings materials will be available at www.bnymellon.com/investorrelations beginning at approximately 6:30 a.m. ET on April 16, 2024. An archived version of the first quarter conference call and audio webcast will be available beginning on April 16, 2024 at approximately 2:00 p.m. ET through May 16, 2024 at www.bnymellon.com/investorrelations.

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